UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 791-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On November 28, 2012, Sealed Air Corporation (“Sealed Air” or the “Company”), certain wholly-owned domestic subsidiaries of Sealed Air (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) entered into an Indenture dated as of November 28, 2012 (the “Indenture”), pursuant to which Sealed Air issued $425 million aggregate principal amount of 6.50% senior notes due 2020 (the “Notes”). The Notes will mature on December 1, 2020 and interest is payable on June 1 and December 1 of each year, commencing June 1, 2013.

Prior to the date that is 90 days prior to the scheduled maturity date of the Notes, Sealed Air may redeem the Notes, in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes from the redemption date to the maturity date discounted in either case to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus in either (i) or (ii), any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time on or after the date that is 90 days prior to the scheduled maturity date of the Notes, Sealed Air may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If Sealed Air experiences a Change of Control Repurchase Event (as defined in the Indenture), holders of the Notes have the right to require Sealed Air to repurchase their Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture limits the ability of Sealed Air and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) create liens; (ii) enter into sale and leaseback transactions; and (iii) merge or consolidate or transfer and sell substantially all of their assets.

The Indenture provides that events of default include: (i) failure to make the payment of any interest on the Notes when the same becomes due, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due; (iii) failure to perform or comply with certain covenants or agreements in the Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) a default by Sealed Air or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of $75.0 million or more; and (v) certain events of bankruptcy, insolvency or reorganization affecting Sealed Air or any Restricted Subsidiary that is a Significant Subsidiary (as defined in the Indenture).

If an event of default with respect to the Notes (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Supplemental Indenture Relating to Existing 5.625% Senior Notes Due 2013

On November 28, 2012 (the “Early Payment Date”), the Company announced that holders of approximately $304.865 million aggregate principal amount (representing approximately 76.22%) of its 5.625% Senior Notes due 2013 (the “2013 Notes”) validly tendered their 2013 Notes prior to the consent payment deadline of 5:00 p.m., New York City time, on November 27, 2012 (the “Consent Payment Deadline”) and that the Company had accepted such tendered 2013 Notes for payment in accordance with the offer to purchase and consent solicitation statement, dated November 13, 2012 (as it may be amended or supplemented from time to time, the “Statement”).

On November 27, 2012, the Company, the guarantors party thereto and U.S. Bank National Association, as successor in interest to SunTrust Bank, as trustee, executed a first supplemental indenture (the “Supplemental Indenture”) to the indenture governing the 2013 Notes (the “2013 Notes Indenture”) that eliminates certain of the restrictive covenants contained in the 2013 Notes Indenture and shortens the minimum notice period for a redemption from thirty days to three days prior to a redemption date. The Supplemental Indenture became effective upon execution, and the amendments to the 2013 Notes Indenture became operative on the Early Payment Date upon acceptance of and payment for the tendered 2013 Notes by the Company pursuant to the terms and conditions described in the Statement and the related letter of transmittal.

The Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and the description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

A copy of the press release, dated November 28, 2012, announcing the Early Payment Date and receipt of requisite consents for the 2013 Notes is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

New Notes Offering

A copy of the press release, dated November 28, 2012, announcing the closing of the offering of the Notes is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Redemption of 2013 Notes

On November 28, 2012, the Company (i) issued a notice of redemption to holders of the remaining $95.135 aggregate principal amount of 2013 Notes that were not tendered and remained outstanding following the Company’s initial acceptance of and payment for 2013 Notes tendered in the tender offer prior to the Early Payment Date and (ii) deposited with the trustee of the 2013 Notes sufficient funds to fund the make-whole redemption of the remaining outstanding 2013 Notes and to pay accrued and unpaid interest on the redeemed notes to, but not including, December 1, 2012, the redemption date.

Forward-Looking Statements

This Current Report on Form 8-K and the information furnished herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. Examples of these forward-looking statements include 2012 financial expectations and assumptions associated with our 2011-2014 Integration & Optimization Program, availability and pricing of raw materials, success of our growth programs, economic conditions, and the success of pricing actions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions affecting packaging utilization; changes in our raw material and energy costs; credit ratings; competitive conditions and contract terms; currency translation and devaluation effects, including Venezuela; the success of our financial growth, profitability and manufacturing strategies and our cost reduction and productivity efforts; the effects of animal and food-related health issues; pandemics; environmental matters; regulatory actions and legal matters; and the successful integration of Diversey. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of November 28, 2012, by and among Sealed Air Corporation, Guarantors party thereto and U.S. Bank National Association.

4.2	Form of 6.50% senior note due 2020 (included in Exhibit 4.1).

4.3	Supplemental Indenture, dated as of November 27, 2012, by and among Sealed Air Corporation, Guarantors party thereto and U.S. Bank National Association.

99.1	Press release, dated November 28, 2012, announcing the Consent Payment Deadline and receipt of the requisite consents for the 2013 Notes.

99.2	Press release, dated November 28, 2012, announcing the closing of the Notes offering.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

Date: November 28, 2012	By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Treasurer

Exhibit Index

4.1	Indenture, dated as of November 28, 2012, by and among Sealed Air Corporation, Guarantors party thereto and U.S. Bank National Association.

4.2	Form of 6.50% senior note due 2020 (included in Exhibit 4.1).

4.3	Supplemental Indenture, dated as of November 27, 2012, by and among Sealed Air Corporation, Guarantors party thereto and U.S. Bank National Association.

99.1	Press release, dated November 28, 2012, announcing the Consent Payment Deadline and receipt of the requisite consents for the 2013 Notes.

99.2	Press release, dated November 28, 2012, announcing the closing of the Notes offering.